EXHIBIT 10.53

                                LIMITED GUARANTY


     THIS LIMITED GUARANTY is made and given as of the 26 day of July, 2005 by MISSION WEST PROPERTIES, INC., a Maryland corporation ("Guarantor"), to and for the benefit of ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA, a Minnesota corporation ("Lender").

                                  WITNESSETH :

     WHEREAS, Lender has agreed to make a loan (the "Loan") to Mission West Properties, L.P., a Delaware limited partnership, and Mission West Properties, L.P. I, a Delaware limited partnership doing business in California as Mission West Properties I, L.P., a Delaware limited partnership (collectively, "Borrower"), in the original principal amount of ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000.00), which Loan will be evidenced by a Secured Installment
Note in the original principal amount of the Loan (the "Note"), and will be secured by a Deed of Trust, Security Agreement, Fixture Filing with Absolute Assignment of Rents (the "Deed of Trust") to create a lien on certain real property, and all improvements thereon, located in the County of Santa Clara, California (the Note, Deed of Trust and all other documents evidencing or securing the Loan are herein collectively called the "Security Documents"); and

     WHEREAS, to induce Lender to make the Loan, Guarantor has agreed to provide a limited guaranty for the payment of certain sums due under the Security Documents. The purpose of this Limited Guaranty is to specify the terms and conditions of those limited guarantees; and

     WHEREAS, Guarantor acknowledges that it is the general partner of each Borrower and has a financial interest in Borrower, and that it will receive a direct and substantial benefit from the making of the Loan, and Guarantor agrees that the making of the Loan constitutes adequate consideration and reasonably equivalent value for the execution and delivery of this Limited Guaranty by Guarantor.

     NOW, THEREFORE, incorporating the recitals of facts above, and to induce Lender to make the Loan to Borrower, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor agrees as follows:

     1. Guarantor hereby absolutely and unconditionally guarantees payment to Lender for payment in full of (i) all amounts identified in subparagraphs (1) through (7), inclusive, of Paragraph 15(b) of the Note, and (ii) all amounts which may become due and payable by Borrower to Lender under the provisions of Paragraph 15(c) of the Note (collectively, the "Guaranteed Obligations").

     2. It is understood that each limited guaranty herein is a guaranty of immediate payment in accordance with the terms and conditions of the Security Documents, and that Lender may enforce its right to immediate payment without proceeding against or joining Borrower and without applying or enforcing any security for the Loan.

     3. Lender may assign or transfer this Limited Guaranty and its rights hereunder, in whole or in part, in connection with the assignment or transfer of the Loan or an interest therein. The benefit of this Limited Guaranty shall automatically pass with a transfer or assignment by Lender or its successor or assign of the Loan or any portion thereof to any subsequent party to the extent of such party's interest in the Loan. In the event of any such transfer or assignment, this Limited Guaranty shall remain in full force and effect with respect to any interest retained by Lender. All rights and privileges of Lender herein shall inure to the benefit of each and every assign and successor to the rights of Lender, regardless of whether such assign or successor holds an interest in the Loan currently with Lender, and all references to Lender herein shall be deemed to include every assignee or successor of Lender or any subsequent holder of the Loan or any portion thereof.

     4. (a) No action Lender may take or omit to take in connection with the Loan or any security given therefor, nor any course of dealing with Borrower or any representative or employee of Borrower, shall relieve Guarantor of its obligations hereunder, affect this Limited Guaranty in any way, or afford Guarantor any recourse against Lender. By way of example, but not in limitation of the foregoing, Guarantor hereby expressly agrees that Lender may, from time to time and without notice to Guarantor:

          (1) Amend, change, or modify, in whole or in part, the Security Documents;

          (2) Accelerate, change, extend, or renew the time for payment of the Note;

          (3) Waive any terms, conditions, or covenants of any of the Security Documents, or grant any extension of time or forbearance for performance of the same;

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          (4)  Compromise or settle any amount due or owing or claimed to be due or owing under any of the Security Documents; or

          (5) Surrender, release, or subordinate any or all of the security for the Loan or accept additional or substituted security therefor.

     (b) The provisions of this Limited Guaranty shall extend and be applicable to all renewals, amendments, extensions, and modifications of the Security Documents, and all references to any Security Documents shall be deemed to include any such renewal, extension, amendment, or modification thereof.

     5. (a) Guarantor expressly waives notice of acceptance of this Limited Guaranty, presentment of payment, or performance of Borrower's obligations under the Security Documents, protest and notice of protest, demand, notice of dishonor, notice of any and all proceedings to collect amounts due under the Security Documents, and to enforce any security given for the Loan, and diligence in collecting sums due under the Loan or to any liability under this Limited Guaranty. Guarantor also waives any right to require Lender to proceed against Borrower, to proceed against or exhaust any security held to guarantee performance of Borrower's obligations to Lender, or to pursue any other remedy whatsoever available to Lender. Guarantor expressly waives any defense arising by reason of any disability or other defense by Borrower (other than payment and performance of the Guaranteed Obligations), by reason of the cessation from any cause whatsoever of the liability of Borrower, or by reason of Lender's election of any remedy against Borrower or Guarantor, or both, including without limitation election of Lender to exercise its rights to foreclose the Deed of Trust and the potential loss by Guarantor of the right to recover any deficiency from Borrower.

     (b) Until all indebtedness of Borrower to Lender shall have been paid in full, Guarantor shall have no right of subrogation as to its obligations hereunder, and Guarantor hereby expressly waives any right to enforce any remedy which Lender now has or may hereafter have against Borrower and waives any benefit of and any right to participate in any security now or hereafter held by Lender.

     (c) If Borrower or Guarantor shall at any time become insolvent or make a general assignment for the benefit of creditors, or if a petition in bankruptcy or any insolvency or reorganization proceeding shall be filed or commenced by, against, or in respect of the Borrower or any Guarantor, such action shall not in any manner affect the continuing obligations of the other Guarantors hereunder, if any.

     (d) The validity of this Limited Guaranty and obligations of Guarantor shall not be terminated, affected, or impaired by the relief, discharge, or release of any or all of the indebtedness by operation of law or otherwise, including, without limitation, a discharge in bankruptcy, receivership, or other proceedings, a disaffirmation or rejection of the indebtedness by a trustee or other representative in bankruptcy, a stay or other enforcement restriction, or any other reduction, modification, impairment, or limitation of any of the indebtedness.

     6. (a) Guarantor hereby: (i) waives notice of any extension, modification, refunding, amendment, addition or supplement to, deletion or departure from, or breach of any of the terms of this Limited Guaranty or the other Security Documents or any other agreement that may be made relating hereto or thereto;
(ii) waives notice of the occurrence of any default hereunder or the occurrence of any default or Event of Default under any of the Security Documents, any compromise, release, consent or other action or inaction with respect to the collateral granted to Lender under any of the Security Documents or any of the terms and provisions of the Security Documents; (iii) waives notice with respect to any exercise or non-exercise by Lender, or any right, power, or remedy under or in respect of the Security Documents or any security, lien, deposit, pledge, or guaranty held in connection with the liabilities of Borrower under the Security Documents; (iv) waives any defense based upon an election of remedies by Lender whether or not the right of Guarantor to proceed against Borrower for reimbursement is affected; (v) waives, to the extent Guarantor may lawfully do so, any defense based upon any statute or rule which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (vi) waives any defense based on Borrower's waiver or relinquishment of its right to designate which portion of the Indebtedness shall be satisfied by a partial payment, whether pursuant to California Civil Code Section 2822 or otherwise, and (vii) waives all defenses which Borrower may now or hereafter have to the payment of the Guaranteed Obligations which could otherwise be asserted by Guarantor in any defense (other than payment) of any kind which Guarantor may now or hereafter have with respect to any of the Security Documents, any other guaranty, or any other collateral securing the obligations under the Security Documents.

     (b) Guarantor waives the right to require Lender to proceed against Borrower or any other person liable on the indebtedness, to proceed against or exhaust any security held from Borrower or any other person, or to pursue any other remedy in Lender's power whatsoever, and Guarantor waives the right to have the property of Borrower first applied to the discharge of the Guaranteed Obligations. Lender may, at its election, exercise any right or remedy it may have against Borrower or any security held by Lender, including, without limitation, the right to foreclose upon any such security by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, without affecting or impairing in any way the liability of Guarantor hereunder, except to the extent the indebtedness has been paid. Guarantor waives any defense arising by reason of any disability or other defense of Borrower (other than payment and performance of the Guaranteed Obligations) or by reason of the cessation from any cause whatsoever, including, without limitation, any intervention or omission by Lender, of the liability, either in whole or in part, of Borrower to Lender for the indebtedness. Guarantor hereby waives, to the fullest extent permitted by law, all rights and benefits under Section 2809 of the California Civil Code purporting to reduce a guarantor's obligations in proportion to the principal obligation, all rights and benefits under Section 580a of the California Code of Civil Procedure purporting to limit the amount of any deficiency judgment that might be recoverable following the occurrence of a trustee's sale under a deed of trust on real property, including the right, if any, to assert that any deficiency is limited to the difference between the "fair value" of the property and the amount of the debt, all rights and benefits under Section 580b of the California Code of Civil Procedure stating that no deficiency may be recovered on a real property purchase money obligation, all rights and benefits under
Section 580d of the California Code of Civil Procedure stating that no deficiency may be recovered on a note secured by a deed of trust on real property in case such real property is sold under the power of sale contained in such deed of trust, if such section, or any of them, have any application hereto or any application to Guarantor, and all rights and benefits under Section 726 of the California Code of Civil Procedure, including the right, if any, to assert that any deficiency is limited to the difference between the "fair value" of the property and the amount of the debt. In addition, Guarantor hereby waives, to the fullest extent permitted by law, (a) any defense arising as a result of any election by Lender under Section 1111(b)(2) of the Bankruptcy Code in any proceeding instituted under the Bankruptcy Code, (b) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code, (c) any defense arising as a result of any election by Lender under Section 9501(4) of the California Uniform Commercial Code, and (d) without limiting the generality of the foregoing or any other provision hereof, all rights and benefits that might otherwise be available to Guarantor under California Civil Code Sections 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899
and 3433. Guarantor also makes the following waivers under California Civil Code
Section 2856:

          (1) Guarantor waives all rights and defenses that the Guarantor may have because Borrower's debt is secured by real property. This means, among other things:

               (A) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower.

               (B) If Lender forecloses on any real property collateral pledged by Borrower:

               (C) The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

               (D) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower.

          This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower's debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d or 726 of the Code of Civil Procedure.

          (2) Guarantor waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise.


     (c) Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of the indebtedness that diligent inquiry would reveal, and agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstances. Guarantor hereby waives any defense to its obligations under this Limited Guaranty based upon any failure by Lender to advise or inform Guarantor of Borrower's financial status.

     7. Guarantor agrees that Lender shall have no duty to disclose to Guarantor any information it receives regarding the financial status of the Borrower, whether or not such information indicates that the risk that Guarantor may be required to perform hereunder has been or may be increased. Guarantor assumes full responsibility for being and keeping informed of all such matters.

     8. The obligations of Guarantor hereunder are independent of the obligations of Borrower, and Lender may proceed directly to enforce its rights under this Limited Guaranty without proceeding against or joining the Borrower and without applying or enforcing any security for the Loan. Guarantor hereby waives any rights it may have to compel Lender to proceed against the Borrower or any security or to participate in any security for the sums guaranteed hereby.

     9. Lender shall have the right to enforce its rights under this Limited Guaranty or to enforce its rights against Borrower, including without limitation its rights under the Security Documents, in any order, and all remedies available to Lender shall be nonexclusive. Guarantor hereby empowers Lender, its successors and assigns, in their sole discretion, to exercise any right or remedy which they may have, including but not limited to judicial foreclosure, exercise of rights of power of sale, taking a deed or assignment in lieu of foreclosure or sale, appointment of a receiver to protect the security or to collect rents and profits, exercise of remedies against personal property, or enforcement of an assignment of leases, as to any security, whether real, personal, or intangible, and Guarantor shall be liable to Lender for any failure of such securities to fully satisfy the amounts guaranteed hereby (but in no event may Lender have satisfaction in an amount greater than the full amount guaranteed hereby), even though any rights which Guarantor may have against the Borrower or others may be diminished or destroyed by the exercise or election to exercise any such remedy.

     10. Guarantor hereby authorizes Lender, without notice to Guarantor, to apply all payments and credits received from Borrower or from Guarantor to payment of the Loan or in satisfaction of any of the covenants and conditions set forth in the Security Documents.

     11. Guarantor agrees to indemnify Lender for, and hold Lender harmless against, all loss, cost, and expense, including, without limitation all court costs and attorneys' fees (including appellate fees, if any), incurred or paid by Lender in enforcing or compromising any rights under this Limited Guaranty.

     12. (a) Guarantor shall furnish to Lender, within ninety (90) days after the end of each twelve (12) month period selected by Guarantor as its fiscal accounting (a "Fiscal Year"), financial statements of Guarantor, prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"). Guarantor's annual financial statement shall be audited and certified by an independent certified public accountant as complete and correct in all material respects. Financial statements shall be certified as complete and correct in all material respects by an officer of Guarantor. Upon the occurrence of an Event of Default under the Deed of Trust or under this Limited Guaranty, financial statements shall be provided within ninety (90) days after the end of each fiscal quarter of Guarantor and all financial statements of Guarantor submitted to Lender shall be audited and prepared by an independent certified public accountant. Guarantor agrees to keep adequate books and records of account in accordance with GAAP.

     b. For purposes of this paragraph, the following terms will have the following meanings:

          (1) "Capital Lease Obligations" of Guarantor shall mean the obligations to pay rent or other amounts under a lease of (or other debt arrangements conveying the right to use) real or personal property of Guarantor which are required to be classified and accounted for as a capital lease or a liability on the fact of a balance sheet of Guarantor in accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which lease may be terminated by the lessee without payment of a penalty.

          (2) "Debt" shall mean (without duplication), with respect to Guarantor, (i) every obligation of Guarantor for money borrowed, (ii) every obligation of Guarantor evidenced by bonds, debentures, notes, or other similar instruments, including obligations incurred in connection with acquisition of property, assets or businesses, excluding instruments which are considered equity under GAAP and any trade payments and other accrued current liabilities arising in the ordinary course of business, (iii) every currently due reimbursement obligation of Guarantor with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of Guarantor, (iv) every obligation of Guarantor issued or assumed as the deferred purchase price of property (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business which are not overdue by more than ninety (90) days or which are being contested in good faith), (v) every Capital Lease Obligation of Guarantor, and (vi) every obligation of the type referred to in clauses (i) through (v) of another and all dividends of another the payment of which, in either case, Guarantor has guaranteed or for which Guarantor is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise or is secured by a lien on any asset of Guarantor, whether or not Guarantor has assumed such obligation.

          (3) "Gross Assets" shall mean, at any date, the sum of all assets of Guarantor (less depreciation, amortization and valuation reserves) which, in accordance with GAAP, would be included on a balance sheet of Guarantor (other than any assets which are classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights and franchises).

          (4) "Net Worth" shall mean, at any date, Gross Assets at such date less the aggregate outstanding principal amount of the Debt at such date.

     (c) Guarantor represents, warrants and covenants to and with Lender that until all indebtedness of Borrower to Lender under the Loan and all sums due under the Loan Documents have been paid in full:

          (1) Guarantor will not, at any time, permit its Net Worth to be less than TWENTY MILLION DOLLARS ($20,000,000.00).

          (2) Guarantor is and, unless changed as provided below, will continue to be a Maryland corporation duly organized and validly existing under the laws of the State of Maryland in good standing and qualified to do business in the State of

     California. Guarantor may not change its form of organization or state of organization without the prior written consent of Lender.

     (d) Guarantor's failure to maintain the Net Worth required herein shall an "Event of Default" under the Deed of Trust.

     13. Guarantor's obligations hereunder shall not be assigned or delegated.

     14. This Limited Guaranty may not be changed orally, and no obligation of the Guarantor can be released or waived by Lender except by a signed writing by an authorized officer of Lender.

     15. Guarantor agrees that the death or dissolution of any Guarantor (if more than one Guarantor) shall not terminate this Limited Guaranty and that nothing shall discharge or satisfy the liability of Guarantor hereunder except full payment on the conditions and in the amounts described herein.

     16. Guarantor hereby warrants and represents that, as of the date hereof, there has been no material change in Guarantor's financial condition from that reflected in the financial statements previously submitted to Lender and, since the date of such statements, the business, property, and assets of Guarantor have not been adversely affected in any material way.

     17. This Limited Guaranty shall be governed by and construed in accordance with the Laws of the State of California. In the event that any provision or clause of this Limited Guaranty conflicts with applicable law, such conflict shall not affect other provisions of this Limited Guaranty which can be given effect without the conflicting provisions, and to this end the provisions of the Limited Guaranty are declared to be severable.

     18. If any term or provision of this Limited Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

     19. This Limited Guaranty shall be irrevocable by Guarantor until (i) the entire principal amount of the Loan has been repaid to Lender, together with all accrued interest and other charges due and payable to Lender under any Loan Document, including, but not limited to, the Environmental Indemnity, or (ii) an assumption of the Loan by a party approved by Lender in accordance with the terms of Section 1.11(b) of the Deed of Trust.

     20. If any Guarantor shall become bankrupt or insolvent, or any application shall be made to have any Guarantor declared bankrupt or insolvent, or any Guarantor shall make an assignment for the benefit of creditors, notice of such occurrence or event shall be promptly furnished to Lender by such Guarantor.

     21. The rights of Lender granted and arising hereunder shall be separate and distinct and cumulative of other powers and rights which Lender may have at law or in equity, and none of them shall be exclusive of the others and all of them are cumulative to the remedies for collection of indebtedness, enforcement or rights under the Security Documents, and preservation of security as provided by law. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision or an election of remedies to the bar of any other remedy allowed at law or in equity, anything herein or otherwise to the contrary notwithstanding.

     22. Failure by Lender to exercise any right which it may have hereunder shall not be deemed a waiver thereof unless so agreed in writing by Lender and, if any such waiver is given, it shall not be deemed a continuing waiver or a waiver of any other default or of the same default on another occasion.

     23. All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally or, if sent by mail, on the third business day after being deposited in the United States Mail, postage prepaid, registered or certified with return receipt requested. Any notices delivered hereunder shall be addressed to the following unless otherwise notified in accordance herewith:

               Lender:           Allianz Life Insurance Company of North America
                                         c/o Allianz of America, Inc.
                                         55 Greens Farms Road
                                         P. O. Box 5160 Westport, Connecticut
                                         06881-5160 Attn: Real Estate Department

               Guarantor:                Mission West Properties, Inc.
                                         10050 Bandley Drive

                                         Cupertino, California 95014
                                         Attn:    Carl E. Berg
                                                  Raymond V. Marino

     24. Capitalized terms used but not otherwise defined herein shall have the same meanings set forth in the Deed of Trust.

     IN WITNESS WHEREOF, this Limited Guaranty has been executed as of the day and year first above written.

                                         MISSION WEST PROPERTIES, INC.,
                                         a Maryland corporation


                                         By: /s/ Carl E. Berg

                                         Name: Carl E. Berg

                                         Title: Chief Executive Officer